TERMS AND CONDITIONS FOR ULTC TO PURCHASE OF THE NET ASSETS OF
             CAN-AM INTERNATIONAL FROM PCIG AND ULTC'S OPTION TO BE
                                ACQUIRED BY PCIG
                                  MAY 15, 1999

           TERMS AND CONDITIONS FOR ULTC PURCHASE OF THE NET ASSETS OF
                         CAN-AM INTERNATIONAL FROM PCIG

Ultimate Cigar Co. Inc. (herein after referred to as "ULTC"), a Nevada, U.S.A. corporation publicly traded as a NASDAQ OTCBB issue, hereby makes a conditional offer to purchase the net assets of Can-Am International, a subsidiary corporation of Premium Cigars International Ltd.(herein after referred to as "PCIG" and renamed Product Express.com) an Arizona corporation publicly traded as a NASDAQ OTCBB issue and 100,000 common shares, for US$500,000.00 and 400,000 common shares (300,000 of which will be non diluting) of Ultimate Cigar Co. Inc.'s stock. In order to effect this purchase and sale it may be required that PCIG and ULTC register the shares. The purchase and sale shall be effective on May 20, 1999 with all rights, possession, and transference of net assets including all the issued share capital of Can-Am International and control of operations on that date. The closing of the stock transfer shall be on the date of the purchase and sale but may be extended to not later than June 20, 1999 if additional time is required to effect said transfer (not applicable to shares held as security described below).

It is generally agreed that the following terms and conditions will be met to effect a purchase of the net assets of Can Am.

1.   Purchase Price of US$500,000.00 is payable as follows:

     a.   US$250,000.00 cash paid to PCIG on or before May 20, 1999.

     b. US$250,000.00 cash paid to PCIG on or before June 20, 1999 secured by 500,000 non diluting (unrestricted after June 20,1999) ULTC common shares, and/or the assets of ULTC, and/or the repossession of Can-Am, to whatever extent PCIG deems is necessary to recover said payment if said payment is not made on June 20, 1999.

2. Stock transference of 400,000 common shares of ULTC's stock to PCIG as follows:

     a. The following shares and restrictions shall become null and void if ULTC completes the merger with PCIG as outlined in the option phase of this agreement: 300,000 ULTC (non diluting) common shares to be held in a third party trust account for the benefit PCIG to be released to PCIG if the option to merger with PCIG is not completed by September 20,1999 with the following restrictions:

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          i.   100,000 restricted trading shares until September 20, 1999.

          ii.  100,000 restricted trading shares until December 20, 1999.

          iii. 100,000 restricted trading shares until March 20, 2000.

     b. 100,000 ULTC (dilutable) common shares to PCIG restricted as to trading until June 20, 2000.

3. Stock transference of 100,000 common shares of PCIG's stock to ULTC as follows:

     a. 100,000 ULTC (dilutable) common shares to ULTC restricted as to trading until June 20, 2000.

4. ULTC will have the first right of refusal to form an alliance to participate in the Product Express.com program as a shipping facility in Canada to serve the convenience, drug, and small grocery outlets in Canada to whatever extent the program can be developed in Canada by ULTC utilizing PCIG's products and systems for E-commerce.

5. ULTC will pursue an alliance with PCIG in the development of a similar product to PCIG's Prime Time(TM) flavored cigarillo and/or other non tobacco flavored smokes in individually sealed units, and make that product available to PCIG exclusively in its U.S. markets as an alternate to PCIG's Prime Time(TM) should PCIG elect to use an alternate cigarillo and/or other non tobacco flavored smoke.

6. Management and employees will be interviewed by ULTC's Management as to their future employment. The following Employee, Jim Stanley, has a severance of six months wages if he is unjustly fired or laid off. This creates a liability to this individual and as a condition of this offer to purchase and sale, it is required that the severance clauses in this contract be made null and void with no payment of severance or bonuses, past, present, or future or that ULTC assumes the liability for his contract. All wages, both now or in the future are to remain at the current level until a review of Management and each employee is completed by ULTC's Management.

     The CEO/President of PCIG (with no compensation, bonus or severance, past, present, or future) will tender his resignation at the time of acceptance and approval of the Board of Directors of PCIG of this Terms and Conditions for ULTC Purchase of the net assets of Can-Am International from PCIG with an effective date of May 19, 1999.

7. General components to the Terms and Conditions for ULTC Purchase of the net assets of Can-Am International from PCIG with an effective date of May 15, 1999 and as defined and further outlined in Exhibit "A", and guaranteed through a offset in the second payment of US$250,000.00 not to be materially different in Exhibit "B" of which both Exhibits shall become part and parcel to this agreement are as follows:

     a. The ULTC will purchase the assets and assume the liabilities of Can-Am, excluding the inter company (PCIG) receivable and stockholder's equity. This will be accomplished by PCIG signing all of Can-Am's stock and 100,000 shares of PCIG's common stock (restricted as outlined herein) over to ULTC and delivering to a trust account of which ULTC will deposit for dispersal to PCIG the first installment amount of US$250,000.00 and deliver 100,000 shares of ULTC stock(restricted as outlined herein) signed over to PCIG.

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     b.   ULTC will  assume  responsibility  for any  returns  after the closing date.

     c. ULTC will establish and escrow account at the closing date to be used to pay current liabilities. Federal and provincial taxes at the time of the closing would be determined using the methodology Can-Am has used historically. Any further tobacco tax liabilities that may arise associated with the time period prior to the closing would not be the responsibility of UTLC.

     d.   ULTC would assume Can- Am's lease commitments.

8. Steven A. Lambrecht has constructed this tender offer to sell Can-Am to ULTC on behalf of and at PCIG's request delineating the acceptable terms and conditions outlined herein and at PCIG's direction.

9. Conditions Precedent: Vote by a majority of each respective Board of Directors approving this agreement in its entirety.

                      OPTIONAL ACQUISITION OF ULTC BY PCIG

Ultimate Cigar Co. Inc. (herein after referred to as "ULTC"), a Nevada, U.S.A. corporation publicly traded as a NASDAQ OTCBB issue, hereby reserves an option under conditional terms to be acquired by Premium Cigars International Ltd.(herein after referred to as "PCIG" and renamed Product Express.com) an Arizona corporation publicly traded as a NASDAQ OTCBB issue for up to 50% of PCIG's equity in common shares in exchange for all of ULTC's equity (including Can-Am's) to be delivered in the form of common shares and a US dollar amount that would be 20% per share less than the then current 20 day prior trading average per share of PCIG's common trading shares, but in no event shall the total amount paid to PCIG be less than US$2,500,000.00 described as follows:

     1. All of ULTC's equity (including Can-Am's) in the form of common shares shall be delivered to PCIG plus a US dollar amount that would be 20% per share less than the then current 20 day prior trading average per share of PCIG's common trading shares, but in no event shall the total amount paid to PCIG be less than US$2,500,000.00 shall be paid to PCIG on or before September 20, 1999 for a total of 50% of PCIG's equity in the form of common shares (includes the 100,000 shares of PCIG stock exchanged in the purchase of Can-Am).

     2. The entire Board of Directors of PCIG will tender their resignations at the time of acceptance and approval of the Board of Directors of PCIG of this option of ULTC to be acquired by PCIG and the Private Placement terms and conditions, subject to the entire amount of funds being made available with an effective date of the resignations being the date the entire funds necessary to complete a 50% acquisition of PCIG's common stock are made available to PCIG.

     3. In the event ULTC's shareholders and/or associates cannot raise the entire amount required to obtain the 50% equity then the percentile of equity to ULTC's shareholders in the form of common shares of PCIG

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          shall be adjusted to the amount of US dollars  raised times the equity of PCIG to be delivered (in no event less than US$25,000.00 for every .5% equity in the form of common stock, less a percentile adjustment to account for the 100,000 of PCIG's common shares exchanged in the purchase of Can-Am) to the nearest US$25,000.00 increment up to a total of not less than US$2,500,000.00 plus all the equity of ULTC in the form of common stock for up to 50% equity of PCIG in the form of common stock.

     4. The share totals for each public company may be increased or decreased dependent on the conditions of reinstating the listing of PCIG as a Small Cap NASDAQ listing, however the equity position percentile in the form of common shares shall not be altered from the ratios of equity in the form of common stock delineated herein as part of the acquisition of ULTC by PCIG for all of ULTC's equity in the form of common shares and not less than US$2,500,000.00 for up to 50% of PCIG equity in the form of common stock as defined herein.

     5. In order to effect this acquisition it may be required that PCIG and possibly ULTC register the shares so that all shares become free trading.

     6. Steven A. Lambrecht has constructed this tender offer to sell Can-Am to ULTC on behalf of and at PCIG's request delineating the acceptable terms and conditions outlined herein and at PCIG's direction. Gary Sherman and/or Steven A. Lambrecht and/or their associates will be compensated by ULTC for their efforts in promoting the private arrangement of portions of the funding of the not less than $2,500,000.00 commensurate to their efforts (to be determined by the parties involved) as a result of privately helping with the raising of the funds.

     7.   Conditions  Precedent:   Vote  by  a  majority  of  each  corporations
          respective Board of Directors approving the merger and shareholder ratification of said approval.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

Agreed to as the principle outline of the Purchase and sale and subsequent Merger effective as of this 18th day of May, 1999, with the approval of the undersigned as to whatever authority they have and as to their irrevocable proxy to vote their shares in favor of this purchase subject to the majority approval of the respective Board of Directors of the respective Corporations and ratification of the shareholders with respect to the exercising of the option for ULTC acquisition by PCIG only.

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Ultimate Cigar Co. Inc. Inc.            Premium Cigars International, Ltd.

-----------------------------------     -----------------------------------
Rep. of Shareholders date               Steven A. Lambrecht,Board Member-date


-----------------------------------     -----------------------------------
Phillip Cote, President -date           Gary Sherman Board Member-date


                                        -----------------------------------
                                        John Greenwell, President/CEO/BoD-date


                                        -----------------------------------
                                        Gregory P. Lambrecht, Board Member-date


                                        -----------------------------------
                                        Colin A. Jones, Board Member-date


                                        -----------------------------------
                                        Greg Emery, Board Member-date

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